UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 12, 2013

GREENTECH MINING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54548	45-5553453
(State of Incorporation)	(Commission File No.	(IRS Employer ID No.)

951 Mariners Island Blvd, Suite 300,
 San Mateo, CA 94404
Address of Principal Executive Offices
Zip Code

(650)283-2653
Registrant’s Telephone Number, Including Area Code

1840 Gateway Drive, Suite 200, Foster City CA. 94404
Former Address of Principal Executive Offices

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This amendment is being filed to correct the erroneous dollar sign "$" that shoudl have been a Euro sign "€" in the first paragraph under Item 1.01.  It has been corrected..

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 4, 2013 Greentech Mining International, Inc. entered into a Joint Venture Agreement with [XXXX] a commodities company incorporated under the Laws of the Federal Republic of Mexico and [XXXX] a project management company incorporated under the laws of Germany, collectively called “Parties”. The Parties agreed to form a joint venture company “JV Company” located in the United States to operate various mining projects as agreed upon by the Parties. Pursuant to the agreement, the commodities company will provide a Bank Guarantee issued for a one year and one month period with annual renewals for a total of three years in the amount of Five Hundred Million Euros (€500,000,000) that will be immediately assigned to the JV Company after the initial formation and utilized to collateralize a loan to fund the JV Company.

The Parties agreed that the JV Company will be named Greentech Mining Ventures, Inc. and shall be registered in the State of Delaware, USA as a “C” corporation and that Matthew J. Neher shall be Chief Executive Officer and Kevin Senn shall be the Chief Legal Officer and Secretary of the JV Company. The Bylaws of the JV Company shall specify that there shall be five members of the Board of Directors of which three shall be selected by the Greentech Mining International, Inc. one shall be selected by the commodities company and one Independent Member to be selected by the other four members. Greentech Mining International, Inc, has been elected to operate the Mining Projects for the JV Company and conduct all business affairs controlling 63% of the JV Company.

The Parties agreed to typical representations and warranties for mining joint ventures and attests that all documents, declarations, funds and bank instruments that will be engaged are clean, clear and of non-criminal origin. Furthermore, Greentech Mining International, Inc. shall have continuing responsibility for environmental compliance of the Mining Projects and shall be solely responsible for ensuring the JV Company property and mining assets are and will remain in compliance with all applicable Environmental Laws.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

*Exhibit 10.6 – Joint Venture Agreement dated July 4, 2013.

* Previously filed on July 12, 2013 on Report 8-K.

"Portions herein identified by [XXXX] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2013

Greentech Mining International, Inc.

By: /s/Matthew Neher
Name: Matthew Neher
Title: Chief Executive Officer